                                                                   EXHIBIT 10.38

                                 LOAN AGREEMENT



     THIS LOAN AGREEMENT (this "Agreement"), made and entered into this 27th day of September, 2000, by:


                               Jameson Inns, Inc.
                             A Georgia Corporation
                       8 Perimeter Center East Suite 8050
                             Atlanta, Georgia 30346


(the Borrower") and Geneva Leasing Associates, Inc., an Illinois corporation, having its principal office at One West Illinois Street, Suite 230, Attention:
President, St. Charles, Illinois 60174 and its participants, successors and assigns (the "Lender").

                                  WITNESSETH:

     WHEREAS, Borrower holds title in fee simple to certain real estate, buildings, structures and all fixtures and improvements of every kind, character and nature comprising part of the Mortgaged Premises (as defined herein);

     WHEREAS, Borrower has applied to Lender for a loan and Lender is willing to make such loan to Borrower secured by the Mortgaged Premises and other described property and on the condition that Borrower make the prompt payment when due of the principal of and interest on all present or future indebtedness or obligations incurred by Borrower to Lender in connection herewith or otherwise.

     NOW THEREFORE, in consideration of these premises and the undertakings of the parties hereto, Borrower and Lender hereby agree as follows:

     1.   Loan.   Lender shall, subject to the terms and conditions of this
          ----
Agreement, lend to Borrower such amount, not to exceed the principal sum of:

       Two Million Eight Hundred Twenty Five Thousand and 00/100 Dollars
                                ($2,825,000.00)

(the "Loan"), as shall be necessary for the purpose of providing financing of the Mortgaged Premises, including but not limited to all costs of the fixtures, structures and equipment thereon. In accordance with the provisions of this Agreement or the related agreements and instruments identified herein, Borrower shall timely repay the principal amount of the Loan, pay the accrued interest and other Liabilities (as defined herein). The Loan shall be evidenced by a promissory note (the "Note") executed by the Borrower

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in form mutually agreed upon by the parties, and secured pursuant to the provisions of and instrument or instruments each captioned "Mortgage, Assignment of Rents, Security Agreement and Financing Statement" (the "Mortgage"), each together with any security agreement incorporated by reference and made a part of this Agreement. Amounts advanced under the Loan shall bear interest as provided and adjusted in the Note.

     2.   Certain Defined Terms.  In addition to the terms otherwise defined
          ---------------------
herein, the following terms shall have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular are to have the same meanings when used in the plural and vice versa):

          (a) "Collateral" shall have the meaning ascribed to it in the Mortgage.

          (b) "Default" shall mean an Event of Default as defined in Section 10 of the Agreement or an event which with notice or lapse of time or both would become an Event of Default.

          (c) "Default Rate" shall have the meaning ascribed to it in the Note.

          (d) "Liabilities" shall have the meaning ascribed to it in the Mortgage.

          (e) "Mortgaged Premises" shall have the meaning ascribed to it in the Mortgage.

          (f) "Permitted Encumbrances" shall have the meaning ascribed to it in the Mortgage.

     3.   Interest, Due Dates.  The Loan shall be made to Borrower upon
          -------------------
Borrower's satisfaction of the conditions including the conditions precedent, in reliance upon the representations and warranties of Borrower and subject to the terms and other provisions contained herein. Any indebtedness evidenced by the Note shall bear interest from the date of the Loan until such Loan is repaid in full. Interest shall accrue at the rate identified in the Note. Payment of principal and interest on the Note shall be due and payable commencing on the same day of the month following such Loan (or next business day if such day is a Saturday, Sunday or a holiday for the Lender) and of each month thereafter. Any interest rate adjustment, the amortization of principal and the term of the Loan shall be set forth in the Note.

     4.   Security.  The Loan shall be secured by the lien of a first priority
          --------
mortgage on the Mortgaged Premises and the granting of a first priority security interest in the personal property as described in the Mortgage. The Note, the Agreement, the Mortgage, any Guaranty and any security agreement given by any Guarantor or other person, any financing statements, fixture filings, any extensions, continuations, renewals, amendments and supplements, together with all related documents, certificates, instruments, agreements and statements are collectively referred to as the "Loan Documents."

     5.   Conditions Precedent to Loan.  The following conditions shall be
          ----------------------------
conditions precedent to the Loan and shall be satisfied at or prior to (as indicated below) the closing:

          (a) Execution and Delivery. In addition to the certificates and other items identified below, Borrower shall execute and deliver or cause to be executed and delivered to

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               Lender the Agreement, Note, Mortgage, any Guaranty and any other
               Loan Documents.

          (b) Organizational Instruments. Borrower shall furnish or cause to be furnished to Lender: (1) a certificate of good standing or valid existence issued by the Secretary of State of the state of Borrower's formation as near to the closing as practicable and
               (2) certified complete copies of Borrower's organizational instruments, such as articles of organization, operating agreement, corporate charter, by-laws, partnership agreement, etc., including all amendments through the date of such advance duly certified by the secretary of each such organization.

          (c) Title Insurance. Borrower shall furnish to Lender a commitment for a mortgagee's policy of title insurance in an amount equal to the Loan issued by a title insurance company acceptable to Lender, insuring to Lender the title of Borrower to the Mortgaged Premises and the other Collateral described herein free and clear of all liens, claims, encumbrances and defects, except for Permitted Encumbrances, the lien of current real estate taxes not delinquent, un-filed mechanics' and materialmen's liens and easements, other restrictions of record acceptable to Lender. Borrower shall deliver to Lender satisfactory evidence from such title company acknowledging payment in full of all premiums, cost and expenses for issuance of such binder and the final mortgagee's policy of title insurance in standard form with only exceptions satisfactory to Lender.

          (d) Surveyor's Certificate. Borrower shall deliver to Lender a survey of the Mortgaged Premises showing the location of the improvements thereon prepared and certified by a registered land surveyor acceptable to Lender, containing a certification in respect to the legal description and otherwise in conformance with the requirements of any such title insurance company.

          (e) Environmental Assessment. Mortgagor shall cause Lender to be furnished prior to closing a report addressed to Lender by a qualified, reputable, independent firm engaged as agent of Borrower or Mortgagor and not Lender as experts in the business of providing environmental assessments for the benefit of secured lenders, and acceptable to Lender, certifying that it has examined, investigated and reviewed the current and prior use of the Mortgaged Premises, has taken as it deems necessary air, ground, water and other samples and has conducted any tests that are necessary and appropriate certifying that, to the best of its knowledge, the Mortgaged Premises does not contain any hazardous, infectious or toxic substance or material, not permitted by, and, is in full compliance with, all applicable federal, state, county or local laws, rules, regulations, ordinances, standards, orders, licenses, or permits relating to environmental matters and that the condition of the Mortgaged Premises is in full compliance with the requirements of Hazardous Materials provision of the Mortgage.

          (f) Counsel's Opinions. Borrower shall furnish an opinion of its counsel addressed to Lender which is acceptable to Lender (in form and substance satisfactory to

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               Lender), to the effect that:

               (1) The Borrower is a corporation and is duly organized, validly existing or in good standing under the laws of the state of Georgia; and the Borrower and any Guarantor have full power to execute, deliver and perform their respective obligations under the Loan Documents.

               (2) The Loan Documents (A) have been authorized by all necessary and appropriate action of, (B) have been duly executed and delivered by, and (C) are the legal, valid and binding obligations enforceable in accordance with their terms of Borrower, any Guarantor or other party.

               (3) To the knowledge of counsel, insofar as any Collateral that is not real property is concerned, subject to any Permitted Encumbrances, the Mortgage creates a valid first priority security interest in favor of the Lender.

               (4) To the knowledge of counsel there is no litigation or proceeding pending or threatened against or otherwise adversely affecting Borrower, any Guarantor or any of their respective properties or assets in any court or before or by any government agency.

               (5) To the knowledge of counsel, neither the execution or the consummation of the Agreement, the Note and the other Loan Documents nor compliance with the terms and provisions of the Agreement, the Note and the other Loan Documents conflict with, result in a breach of, or constitute a default under, the terms, conditions or provisions of any agreement entered into by Borrower or any Guarantor, of any law, regulation, order, writ, injunction or decree of any court or governmental agency or instrumentality having jurisdiction over Borrower or any Guarantor.

          (g) Insurance. Borrower shall furnish to Lender evidence of insurance coverage (fire, theft and extended coverage), with a standard mortgagee endorsement in favor of Lender, and evidence of comprehensive public liability insurance designating Lender as an additional named insured, worker's compensation and insurance required by laws of the applicable jurisdiction where the Mortgaged Premises are located, with insurance companies and in amounts acceptable to Lender.

          (h) Appraisal. Borrower shall have provided prior to closing a Member Appraisal Institute or other acceptable appraisal of the Mortgaged Premises addressed to Lender by an appraiser satisfactory to Lender showing a value of not less than $4,600,000.00.

          (i) Environmental Disclosures. Disclosure statements or waivers required by any applicable responsible property transfer act or similar law, rule or regulation

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               executed and furnished by Borrower in a form satisfactory to
               Lender.

          (j) Certificate. Borrower shall furnish or cause to be furnished to Lender a secretary's certificate of incumbency, certified copies of resolutions of Borrower approving and authorizing this Agreement and the borrowings hereunder and the execution and delivery of all agreements and documents required in connection with this Agreement including the Note, and the other Loan Documents.

          (k) Furniture, Fixtures and Equipment. Borrower shall furnish satisfactory evidence to Lender that a restricted access account (the "Furniture, Fixtures and Equipment Reserve") has been opened with a Lender or a financial institution of Lender's choice indicating a deposit of an amount of not less than $30,600.00 and for a cash deposit thereafter on a monthly basis of $2,550, an amount equal to $300 per room per year for the purpose of reimbursement of replacement expenses of furniture, fixtures and equipment on the Mortgaged Premises.

          (l) Additional Requirements. The execution and delivery or submission by Borrower and any Guarantor to Lender of such other documents, instruments, information and materials as may be required by Lender in connection with the Loan.

          All documents required to be delivered to Lender under this Section 5 shall be satisfactory in form and substance to Lender and its counsel. Any of the foregoing conditions may be waived by Lender at the time of such advance; however, any such waiver by Lender shall be in writing and subject to the conditions, qualifications or limitations set forth in such waiver.

     6.   Costs, Fees and Expenses.  In addition to all the other terms and
          ------------------------
conditions to be performed by Borrower under this Agreement, Borrower shall pay Lender a fee which shall be equal to the greater of:

 Forty Two Thousand Three Hundred Seventy Five and 00/100 Dollars ($42,375.00).


In addition, Borrower shall reimburse Lender and shall save the Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of any of the Loan Documents and for all costs and expenses incurred by it in connection with the Loan and any related proposal or commitment, including but not limited to trip expenses for inspection of the Mortgaged Premises, preparation and review of loan documents, premiums and fees of title insurance companies including title searches, recording, filing and release fees, survey, appraisal, inspection and environmental assessment fees and expenses, the fees of architects or engineers and legal fees and expenses of its counsel. The obligations described in this paragraph shall survive the expiration or other termination of the Agreement. Lender is authorized to deduct such costs, expenses and fees from the proceeds of the Loan if not previously paid by Borrower.

     7.   Warranties, Representations and Covenants.
          -----------------------------------------

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          (a)  To induce Lender to make the Loan and enter into the Agreement and the Loan Documents, effective at closing Borrower warrants and represents to Lender that:

               (1) Existence and Authorization. Borrower is a corporation and is duly organized, validly existing and/or in good standing under the laws of the jurisdiction of its formation. Borrower is qualified to own property and transact business in all jurisdictions where a failure to so qualify would have a material adverse effect on Borrower, and Borrower has full power under its articles of incorporation and by-laws and any amendments thereto and under all applicable provisions of law to purchase, develop, own, lease and operate the Mortgaged Premises and the other Collateral and to enter into, execute and deliver this Agreement, the Note, the Mortgage, any Guaranty and the other Loan Documents and all related documents, instruments, statements, certificates and agreements.

               (2) Title to Assets.  Borrower is the owner and has good and marketable title to all of its assets including ownership in fee simple of the Mortgaged Premises subject only to any Permitted Encumbrances.

               (3) Compliance with Codes, Ordinances.  The Mortgaged Premises and the operation thereon are in compliance with all applicable building codes, zoning ordinances and the requirements of regulatory agencies having jurisdiction.

               (4) Taxes.  All required federal, state and other tax returns have been filed by Borrower and the taxes in connection therewith and any Mortgaged Premises taxes have been paid when due and no additional taxes or assessments with regard thereto have been asserted or are anticipated.

               (5) Litigation.  There is no litigation, or action or proceeding pending or, to the knowledge of Borrower, threatened against or otherwise adversely affecting Borrower, the Collateral or any of its other properties or assets, before any court or before or by a governmental agency, that taken as a whole would materially and adversely affect the operations and financial condition of Borrower.

               (6) Financial Condition.  The financial statements of Borrower have heretofore been delivered to Lender, and such statements fairly and accurately present the condition and results of operations of Borrower at such date and for the period indicated, and each of Borrower has no material liabilities, contingent or otherwise, not reflected on such statements, such statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and there has been no material adverse change in the financial condition, operation or prospects of Borrower since the date of such financial statements.

               (7) Use of Proceeds.  The Borrower is not engaged, directly or indirectly, in the

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                         business of extending credit for the purpose of
                         purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of the Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

             (8) Conflicting Agreements.  The Borrower and any Guarantor are not
                         parties to or bound by, and the Mortgaged Premises not affected by, any contract made which conflicts with this Agreement, the Note or the other Loan Documents or which materially and adversely affects the properties, business operations or financial condition of any Borrower or any Guarantor.

             (9) Solvency.  After giving effect to the transactions contemplated hereby the Borrower will be solvent, will own property having a value, determined both at fair valuation and at present fair salable value, greater than the amount required to pay all its indebtedness, and will have capital sufficient to carry on its businesses as presently conducted and planned to be conducted. The Borrower has not entered into this Agreement or granted a mortgage or security interest in the Mortgaged Premises or the other Collateral pursuant to the Loan Documents with actual intent to delay or defraud its creditors. The Borrower believes that it has and will receive a fair consideration for the Mortgaged Premises or the other Collateral granted pursuant to the Loan Documents. The Borrower does not believe that it is about to incur or has incurred debts that it will not be able to repay.

             (10) Investment Company.  The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             (11) ERISA.  The consummation of the transactions provided for herein and compliance by the Borrower and any Guarantor with the provisions hereof will not involve any prohibited transaction within the meaning of Employee Retirement Income Security Act of 1974, as amended and in effect from time to time ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended ("Code"). All employee pension benefit plans, as defined in Section 3 of ERISA ("Plans"), maintained by the Borrower and any Guarantors comply, in all material respects, with all applicable requirements of ERISA and the Code and with all applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No reportable event (as defined in Section 4043(b), subdivisions (5), (6) or (9) of ERISA) has occurred with respect to any Plan without regard to any waiver thereof as set forth in 29 CFR Part 2615. The Borrower and any Guarantors have satisfied, in all material respects, all funding standards applicable to such Plans, and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of such Plans'

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                         benefits guarantied under Title IV of ERISA does not
                         exceed the current value of the Plans' assets allocable to such benefits.

               (12) Compliance with Law.  The Borrower is not (i) in default with respect to any order, writ, injunction or decree of any court or (ii) in default in any material respect under any law, ordinance, order, regulation, license or demand (including ERISA, the Occupational Safety and Health Act of 1970 and laws and regulations establishing quality criteria and standards for air, water, land and toxic waste) of any federal, state, municipal or other governmental agency, default under which might have consequences which would materially and adversely affect the business or properties of the Borrower or any Guarantor. The Borrower is in compliance in all material respects with all applicable building codes and zoning ordinances relating to the Mortgaged Premises (and have obtained and are in compliance with all building permits necessary for work finished or underway on the Mortgaged Premises) and all applicable state and federal environmental, health and safety statutes and regulations and have not acquired, incurred or assumed, directly or indirectly, any material liability, contingent or otherwise, in connection with the release of any toxic or hazardous waste or substance into the environment.

               (13) Use. The Mortgaged Premises is used solely for commercial purposes and used in accordance with, and if necessary licensed by, all appropriate governmental authorities.

               (14) Environmental Condition.  Borrower represents and warrants that the representations and warranties appearing in the Hazardous Materials provision of the Mortgage are true and correct as though fully set forth herein.

          (b) Continuing Representations and Warranties. Borrower further agrees and covenants that all warranties and representations shall remain true during the term of this Agreement and that, at the time of such advance by Lender to Borrower, there will be no claim for labor, services or materials furnished for the construction of improvements.

    8. Loan Covenants.   Borrower agrees and covenants to Lender that so long as
       --------------
any of the Loan or other amounts owing to Lender shall remain unpaid Borrower shall:

          (a) Revenue. Apply the revenue derived from the operation of the Mortgaged Premises to the payment of the Liabilities and expenses incurred in the ordinary course of business for the operation of the Mortgaged Premises.

          (b) Prompt Tax Payments. Promptly pay and discharge, or cause to be paid and discharged, all taxes, assessments, and governmental charges which may be

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                 lawfully levied, imposed, or assessed upon Borrower or the properties, assets, income, or profits of Borrower provided, however, that Borrower shall have the right, upon furnishing security satisfactory to Lender to diligently contest in good faith any such tax, assessment, charge, or levy by appropriate proceedings.

          (c) Borrower's Books, Financial Statements. Keep accurate and complete books of account and records and maintain the same at Borrower's principal offices. Upon request by Lender, Borrower shall furnish, or cause to be furnished, to Lender financial statements and other information including but not limited to tax information regarding the business affairs and financial condition of Borrower and any Guarantor. Borrower shall be required to furnish such information within forty-five (45) days of the end of each and every calendar quarter and ninety
                 (90) days of each and every calendar year and any Guarantor shall be required to furnish such information on an annual basis within ninety (90) days of the end of each and every respective Guarantor's calendar year. The information furnished by Borrower and any Guarantor shall be a complete, true and correct statement of the financial condition of the party furnishing such information on the stated dates. Such information shall in the case of Borrower be prepared in accordance with generally accepted accounting principles, consistently applied, and in the case of any Guarantor shall be prepared in accordance with accounting principles promulgated by the American Institute of Certified Public Accountants for the preparation of personal financial statements for individuals. Borrower's or any Guarantor's submission of each such statement shall be deemed to include a representation and warranty that there have been no material adverse changes since the date of such statements. Borrower shall, and shall cause any Guarantor to, promptly provide Lender with such information concerning their respective business, and in the case of any Guarantor substantiating information and detail regarding such Guarantor's financial statements, as Lender shall request from time to time.

          (d) Third Party Claims. Defend, or cause to be defended, at all times any claim by a third party relating to the possession of or any interest in the Mortgaged Premises.

          (e) Inspection. Permit any authorized representative of Lender to inspect, examine and make copies and abstracts of the books of account and records of Borrower and each Guarantor at reasonable times during normal business hours.

          (f) Notice. Give prompt written notice to Lender immediately upon becoming aware of any Default or Event of Default or of a default under any agreement of Borrower with any other party for money borrowed or property leased, give prompt written notice to Lender and forward copies of all correspondence received from any governmental authority regarding the use or occupation of the Mortgaged Premises and of any process or action taken or pending whereby a third party is claiming failure to comply with any rule or regulation regarding the Mortgaged Premises or any interest in the assets of Borrower which interest exceeds $10,000.

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          (g) Insurance. Maintain comprehensive public liability insurance naming Borrower and Lender (Geneva Leasing Associates, Inc., its participants, successors and assigns) as an additional named insured, protecting against claims for bodily injury, death, property and economic damage arising out of the use, ownership, operation, maintenance, foreclosure, surrender, possession or condition of the Mortgaged Premises and other Collateral; insure and keep the property and assets of Borrower, including but not limited to the Mortgaged Premises and other Collateral, insured against fire, theft and other losses, damages or hazards as covered under extended coverage, including but not limited to, loss by flood, wind, and other extended coverage risks customarily insured against by companies engaged in similar business, and each such policy of insurance shall designate Lender as a loss payee.

                 Each such policy of insurance shall be in a form and amount with insurance companies acceptable to Lender, and shall provide for not less than thirty (30) days prior written notice to Lender in the event of any renewal or its replacement, cancellation or material alteration and Borrower shall furnish satisfactory evidence of such coverages to Lender at least fifteen (15) days prior to the last date such policy of insurance is in effect.

                 So long as no Default or Event of Default shall have occurred and be continuing, Borrower is made attorney-in-fact to obtain, adjust and, with Lender's prior consent, settle any claim and endorse and negotiate any drafts. If a Default or an Event of Default shall have occurred and be continuing, Lender is hereby made attorney-in-fact for Borrower to obtain, adjust, settle and cancel, in its sole discretion, such insurance and any claim and endorse and negotiate any drafts. In the event of failure to provide insurance as herein provided, Lender may, at Lender's option, provide such insurance at the expense of the Borrower. Borrower assigns to Lender all rights to receive proceeds of such insurance not exceeding the unpaid balance of all Liabilities, costs of collection, including any attorney's fees and obligations of whatever kind of Borrower to Lender, directs any insurer to pay all such proceeds directly to Lender, and authorizes Lender, as Borrower's attorney-in-fact, to obtain such proceeds and to endorse and negotiate any draft for such proceeds. The power of attorney created hereby is a power coupled with an interest with full power of substitution.

                 So long as no Default or Event of Default shall have occurred and be continuing all insurance payments received as the result of any property damage with regard to the Mortgaged Premises or other Collateral shall be applied towards making repairs, or replacements, or to reimburse the Borrower such costs. Whenever the Borrower files an insurance claim, regarding the Mortgaged Premises or other Collateral, which amounts to $25,000 or more, the Borrower shall send a copy to the Lender and no settlement of such claim shall be made without the prior written consent of the Lender.

          (h) Licenses and Governmental Authorities.   Use the Mortgaged
                 Premises solely for
                 commercial purposes and used in accordance with, and if necessary, at all times shall be licensed by, all appropriate government authorities. The licensing and operation of the Mortgaged Premises and other Collateral shall at all times be subject to the inspection of various environmental and health authorities, and meet their respective requirements. Borrower shall comply with all requirements of any governmental authorities including authorities referred to in Section 7(a)(12) during the term of the Loan and so long as any Liabilities remain outstanding.

          (i) Environmental Laws, Rules, Regulations, Etc. So long as the Loan or any of the Liabilities remains unpaid, Borrower shall not, and shall not permit any tenant or other occupant to, change the use of the Mortgaged Premises from the uses and purposes represented by Borrower herein. Borrower shall be bound by the Hazardous Materials provision of the Mortgage as though fully set forth in this Agreement.

          (j) Furniture, Fixtures and Equipment Reserve. Immediately upon closing and as additional Collateral, in accordance with the provisions of this Agreement, and for the purpose of replacing furniture, fixtures and equipment on the Mortgaged Premises, Borrower shall deposit an amount of not less than $30,600.00 into the Furniture, Fixtures and Equipment Reserve, and thereafter on a monthly basis shall deposit not less than $2,550. Notwithstanding anything to the contrary appearing herein, the amount deposited in the Furniture, Fixtures and Equipment Reserve shall not be less than $300/per unit per year (that is, not less than the product of $300/year times the current number of units, specifically, 102 units). Amounts may be withdrawn from the Furniture, Fixtures and Equipment Reserve upon submission of acceptable documented furniture, fixture and equipment expenditures. Lender shall approve in advance any proposed request for withdrawal of funds from the Furniture, Fixture and Equipment Reserve. Upon receipt of a properly substantiated request for disbursement from Borrower, and if such request is otherwise acceptable to Lender, disbursements from the Furniture, Fixture and Equipment Reserve shall be made no more frequent than quarterly. The Furniture, Fixture and Equipment Reserve shall be solely and exclusively used for the express purpose of covering the furniture, fixtures and equipment expenses incurred in connection with the Mortgaged Premises or to pay Liabilities. Any interest earned or cost incurred on this account shall be for the account of Borrower. Under no circumstances, shall the amount contained in the Furniture, Fixture and Equipment Reserve be less than Twenty Thousand Dollars ($20,000.00). Upon the occurrence and continuance of an event of Default, at the option of the Lender, and notwithstanding anything contained in the foregoing provision to the contrary, Lender may withdraw such amounts, in whole or in part, and apply such withdrawn amounts against Liabilities. In the event that Borrower pays the entire amount outstanding under the Loan and any unpaid Liabilities, any amounts contained in the Furniture, Fixture and Equipment Reserve shall be credited against such outstanding amounts and the balance released to Borrower or upon unconditional receipt of such Loan and other unpaid Liabilities release the account to Borrower.

     9.    Negative Covenants.  In addition, Borrower covenants to Lender that
           ------------------
so long as any Liabilities shall remain unpaid Borrower shall not:

          (a) No Liens. Create or permit to exist any mortgage, pledge, security interest, title retention device, or other liens or encumbrance on the Collateral except for (i) liens of taxes and assessments not delinquent or diligently contested in good faith; (ii) the liens held by Lender; (iii) any Permitted Encumbrances.

          (b) Relocation of Assets. Without the prior written consent of Lender, move any property comprising a part of the Collateral unless the cumulative value of such moved property is less than Two Thousand Five Hundred and 00/100 Dollars ($2,500.00).

          (c) No Distributions. If an Event of Default shall occur and be continuing, Borrower shall not make any payment or distribution to any officers or employees of Borrower or the general partner of Borrower or to any relative of such officer or employee, except wages and salary of employees determined at the rate in effect prior to the occurrence of an Event of Default. Furthermore, any expense advances to officers and employees shall not exceed of Two Thousand Five Hundred Dollars ($2,500.00) outstanding at any time (the provision contained in the preceding sentences of this subparagraph c shall not be construed to limit or restrict dividends distributed on a prorata basis to Borrower's shareholders in the ordinary course of Borrowers business.)

     10.  Events of Default and Rights of Lender.  The occurrence of any of the
          --------------------------------------
following events shall constitute a default (each, an "Event of Default"):

          (a) Failure to pay within five (5) days of the due date any installment of principal and/or interest under the Note;

          (b) Failure to pay when due any other sums due or failure to pay or perform any of the Liabilities or failure or neglect in the observance or performance of any term, condition, agreement or covenant of Borrower, or if any warranty, representation, certification or statement under this Agreement is untrue in any material respect, or such failure or breach exists under the Mortgage and/or any other agreement connected herewith which is not cured within a period of fifteen (15) days after written notice by Lender to Borrower;

          (c) Breach by Borrower or any Guarantor of the warranty, representation, certification, or statement in any material respect; or default under any agreement between Borrower or any Guarantor and Lender or the existence of a default under any agreement for money borrowed or property leased from any other party;

          (d) Dissolution or liquidation of Borrower or any Guarantor, or termination of the business of Borrower or any Guarantor; any Guarantor shall die unless and if no

                Event of Default has otherwise occurred and Lender is notified within thirty (30) days of such death, Lender determines in its sole discretion that satisfactory provisions and arrangements have been made for the payment of the Liabilities by the decedent's estate so long as such provisions and arrangements have been completed within ninety (90) days of such death; or any Guarantor shall become incapacitated;

          (e) Borrower or any Guarantor ceases to conduct its business as is now conducted, fails generally to pay its debts as they become due; or Borrower or any Guarantor makes an assignment for the benefit of creditors; or there is an appointment of a receiver, liquidator or a trustee for Borrower or any Guarantor which appointment is consented to or if not consented to, is not removed or discharged within thirty (30) days after such appointment; or any bankruptcy, reorganization, arrangement, insolvency, receivership or like petition or proceeding is filed or instituted by or against Borrower or any Guarantor for all or substantially all of Borrower's or Guarantor's property; or

          (f) Failure to obtain the prior written consent of Lender for any assignment or transfer, by any member, shareholder, partner or other owner of more than fifty (50%) percent, of the total equity ownership or voting rights of any equity in connection with a tender offer or similar acquisition of the equity ownership of Borrower by another entity, constituting Borrower of all or any portion of the ownership interest or voting rights of such member, shareholder, partner or other owner.

          (g) Lender shall in good faith deem itself insecure.

       If any such Event of Default shall occur, at the option of Lender and without further notice to or demand upon Borrower, all of the unpaid indebtedness evidenced by the Note and remaining unpaid Liabilities shall become immediately due and payable notwithstanding anything contained herein or in such Note to the contrary. After the occurrence of an Event of Default, or when any of the Liabilities is past due, all outstanding unpaid amounts, costs, and expenses shall, at the option of Lender, accrue interest at the Default Rate from the due date or the date of any advance until paid. Lender may also without further notice exercise the rights and remedies provided in the Loan Documents. In the event that Lender sells, leases, collects, realizes on or disposes of Collateral after default, Lender may, from time to time, apply the amounts received by Lender less expenses in accordance with the provisions of the Mortgage. All rights and remedies of Lender herein specified are cumulative, not exclusive, and are in addition to, not in limitation of, any rights and remedies which it may have at law or in equity.

     11.  General.
          -------

          (a) Third Party Beneficiaries. Nothing contained herein shall be deemed or construed to create an obligation on the part of Lender to any third party nor shall any third party have a right to enforce as against Lender any rights which Borrower may have under this Agreement and the Loan Documents.

          (b) United States Dollars. All references herein (including in the
                Note) to monetary amounts shall be deemed to be references to United States Dollars.

          (c) Waivers. No failure on the part of the Lender to exercise, and no delay in exercising, any power or right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

          (d) Entire Agreement, Modifications. This Agreement, the Note and the other Loan Documents supersede all prior agreements or understandings, written or oral, including but not limited to the terms, conditions, covenants or other provisions appearing in any proposal, commitment or letter, and constitute the entire agreement of the parties with regard to the subject matter of this Agreement, the Note and the other Loan Documents. No amendment, modification, termination or waiver of any provision of this Agreement, the Note or the other Loan Documents or consent by the Borrower to any departure therefrom shall be effective unless the same shall be in writing and signed by the Lender and Borrower. Any waiver or consent pursuant hereto shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (e) Notices. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder shall be in writing and mailed or delivered to the applicable party at its address first indicated above or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11(f). All such notices, requests, demands and other communications shall, when mailed, be deemed given and effective when deposited in the mails.

          (f) Lender Protection. Borrower shall fully protect Lender, its successors and assigns in connection with negotiating or making the Loan, the administration of the Loan, and if an Event of Default should occur, the foreclosure of the Mortgaged Premises and the repossession and disposition of the Collateral. As a further inducement to Lender, Borrower, its successors and assigns shall save, indemnify and hold Lender its successors and assigns harmless from any and all obligations, losses, penalties, actions, damages, liabilities, claims, suits, costs and expenses, of whatsoever kind and nature, imposed on, incurred by or asserted against Lender in any way arising out of or relating to the making of the Loan, the payment of the Liabilities or Lender's receipt of such payment or any action (or failure to act) by Lender or on account of Borrower's failure to perform the obligations or observe the terms, conditions and other provisions of the Note, this Agreement or the other Loan Documents. The obligations contained in this paragraph shall continue in full force and effect notwithstanding the expiration or other termination of this Agreement.

          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state where the Mortgaged Premises are located.

          (h) Binding Effect. This Agreement shall be binding upon Borrower and inure to the benefit of Lender, its successors and assigns; without limiting the generality of the forgoing, any right of the Borrower to borrow hereunder may not be assigned or transferred.

          (i) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Borrower in connection herewith shall survive the execution and delivery of Loan Documents, regardless of any investigation made by or on behalf of the Lender.

          (j) Headings. The headings used in the text of this Agreement are inserted for reference and convenience only and shall not affect its interpretation.

          (k) Severability of Provisions. Whenever possible, each provision of Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement, the Note or the other Loan Documents shall be prohibited by or unenforceable or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition, unenforceability or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the Note or the other Loan Documents.

          (l) Further Assurances. The Borrower agrees at its expense to do such further acts and things and to execute and deliver to the Lender such additional assignments, agreements, powers, and instruments as the Lender may reasonably require or deem advisable, to carry into effect the terms, provisions and purposes of the Loan Documents including any Guaranty or to better assure, perfect and confirm unto the Lender its rights, powers and remedies hereunder and under the Loan Documents.

          (m) Satisfaction Requirement. If any agreement, certificate, or other writing, or any action taken or to be taken, is by the terms of the Loan Documents required to be satisfactory to the Lender, the determination of such satisfaction shall be made by the Lender, in its sole and exclusive judgment exercised in good faith.

          (n) Loan Advance, Complete Records. Subject to the provisions of this Agreement, Lender shall advance funds to Borrower as evidenced by the Note. For all purposes including but not limited to making advances under this Agreement, the other Loan Documents and any related documents, instruments or certificates, the records of Lender for such account shall be the full, complete and conclusive record of the transactions between Borrower and Lender.

          (o) Liability Joint and Several. If more than one party is named as Borrower hereunder, as Mortgagor under the Mortgage, Maker under the Note, or named under any guaranty, document, certificate, instrument, or agreement, the liability of each such person shall be joint and several.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and in the year first above written.

Borrower

Jameson Inns, Inc.

By:
    --------------------------------------
     Craig R. Kitchin, President



Lender

Geneva Leasing Associates, Inc.


By:
    --------------------------------------
     John F. Slade, Senior Vice President



STATE OF ______________)
                       )ss:
COUNTY OF ___________  )

     Personally appeared before me, the undersigned, a Notary Public in and for said County and State, Craig R. Kitchin, known to me to be President of Jameson Inns, Inc., a Georgia Limited Liability Company, the Borrower above, and for and on behalf of, Jameson Inns, Inc.

     IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal this ___th day of September, 2000.

                                         My Commission Expires:
------------------------                                        --------------
     Notary Public

                                         County of Residence:
------------------------                                      ----------------
     Printed Name

              ATTENTION:  County Recorder of Allen County, Indiana



     --This instrument covers goods that are or are to become fixtures on the real property described herein and is to be filed for record in the records where mortgages on real estate are recorded. Additionally, this instrument should be appropriately indexed, not only as a mortgage, but also as a financing statement covering goods that are or are to become fixtures on the real property described herein. The Mortgagor is the "Debtor" and its name and mailing address are set forth in the preamble of this instrument. The "Secured Party" is the Mortgagee and its name and mailing address for which information concerning the security interest granted herein may be obtained are set forth in the preamble of this instrument.--

                         MORTGAGE, ASSIGNMENT OF RENTS,
                         ------------------------------
                   SECURITY AGREEMENT AND FINANCING STATEMENT
                   ------------------------------------------

THIS MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT ("Mortgage") made this 27th day of September, 2000, between:

                               Jameson Inns, Inc.
                             A Georgia Corporation
                       8 Perimeter Center East Suite 8050
                             Atlanta, Georgia 30346

("Mortgagor" sometimes referred to as "Borrower") and Geneva Leasing Associates, Inc., an Illinois corporation, its participants, successors and assigns, One West Illinois Street, Suite 230, St. Charles, Illinois 60174, Attention:
President ("Mortgagee" sometimes referred to as "Secured Party").

                                  WITNESSETH:

The Mortgage is given to secure the principal payment of up to:

       Two Million Eight Hundred Twenty Five Thousand and 00/100 Dollars
                                ($2,825,000.00)

with interest, due on or before September 27, 2009, according to the terms of that certain Note (the "Note") issued by Mortgagor to the order of Mortgagee and to secure the payment and performance of the Liabilities as defined herein and including the other indebtedness and the covenants herein contained.

     1. Liabilities.  For the purposes of this Mortgage, the Loan Agreement
        -----------
("Agreement") entered into
between Borrower and Lender, the Note, or any Guaranty or any mortgage or security agreement given by any Guarantor or other person and the other Loan Documents (as defined in the Agreement), "Liabilities" shall mean and include all of the following:

       (a) any payment due under the Note and any future modifications, extensions or renewals of the Note;

       (b) all indebtedness of any kind arising under, and all amounts of any kind which at any time become due or owing under or with respect to the Agreement, the Mortgage, or the other Loan Documents;

       (c) all of the covenants, obligations and agreements (and the truth of all representations and warranties whether contained in any Loan Documents or in any related statement, certificate, document, affidavit or other related writing) in, under or pursuant to the Loan Documents;

       (d) all advances, including future advances, costs or expenses including, but not limited to, such advances, costs or expenses paid or incurred to protect any or all of the Collateral (as defined herein) or the collateral security defined or described in any of the Loan Documents, perform any obligation of the Borrower, Mortgagor or Guarantor or collect any amount owing under the Loan Documents;

       (e) any and all other liabilities, obligations, and indebtedness and damages, howsoever created, arising or evidenced, direct or indirect, absolute or contingent, matured or unmatured, whether Mortgagor is liable primarily or secondarily, jointly or severally, recourse or nonrecourse, now or hereafter existing or due or to become due, owing by the Mortgagor or Borrower; and

       (f) all costs of enforcement and collection of this Mortgage, the Agreement, the Note, any Guaranty, or any other Loan Documents and otherwise in connection with any of the Liabilities.

"Liabilities" shall also mean and include all future obligations and advances made by Lender to Borrower, however made, (it being understood that Lender has no obligation to make any such further advances to Borrower pursuant to the Loan Documents), up to a maximum amount of two hundred percent (200%) of the original principal amount of the Note, and such future obligations shall be secured by this Mortgage to the same extent as if made on the date of execution of this Mortgage.

     2. Collateral.  To secure the timely payment and performance of the
        ----------
Liabilities, Mortgagor hereby assigns, transfers and conveys to Lender its interest in the following property (collectively referred to herein as the "Collateral"):

       (a) Mortgage.  To secure the prompt performance and repayment of
           --------
     principal and payment of interest on the Note and all other Liabilities including any other indebtedness, obligations and covenants herein contained, Mortgagor hereby mortgages and warrants to Mortgagee the tract of land lying in the County of Allen, State of Indiana, legally described on Exhibit A hereto (the "Land") together with (all of the following, together with the Land, referred to herein as the "Mortgaged Premises"):

     (i) all of the buildings, structures and other improvements now standing or at any time thereafter constructed or placed upon the Land;

     (ii) all building supplies and materials of any kind now or hereafter located on the Land suitable for incorporation into the improvements located on the Land or intended to be incorporated in such improvements;

     (iii) all heating, plumbing and lighting apparatus, motors, engines and machinery, electrical equipment, incinerator apparatus, air conditioning equipment, water and gas apparatus, pipes, faucets, and all other fixtures of every description which are now or may hereafter be installed or placed in any building or improvement now or hereafter located on the Land;

     (iv) all carpeting, draperies, furniture, furnishings, maintenance equipment, excluding computer equipment and related software, and all other personal property of any kind whatsoever that may now or hereafter be located in or used in connection with the use, operation, and maintenance of any buildings or improvements now or hereafter located on the Land;

     (v) all additions, accessions, increases, parts, fittings, accessories, replacements, substitutions, betterments, repairs and proceeds to any and all of the foregoing; and

     (vi) all privileges, hereditaments, easements, appurtenances, estates, rents, issues, profits, condemnation awards, insurance proceeds and other rights and interests now or hereafter belonging or in any way pertaining to the Land or to any building or improvement now or hereafter located thereon.

     To have and to hold the Mortgaged Premises unto the Mortgagee, its participants, successors and assigns forever. Provided, nevertheless, that this Mortgage is upon the express condition that if the principal of and interest on the Note and all other indebtedness including the Liabilities, shall be paid as and when due, and the Mortgagor shall also keep and perform all and singular the covenants herein contained on the part of the Mortgagor to be kept and performed, then this Mortgage and the estate hereby granted shall cease, become void and shall be released of record at the expense of the Mortgagor; otherwise this Mortgage shall remain in full force and effect.

     The Mortgagor represents, warrants and covenants to and with the Mortgagee that it is lawfully seized of the Mortgaged Premises in fee simple and has good right and full power and authority under all applicable provisions of law to execute this Mortgage and to mortgage the Mortgaged Premises; that the Mortgaged Premises are free from all liens and encumbrances except those acceptable to Mortgagee as set forth in Exhibit B attached hereto (the "Permitted Encumbrances"); that the Mortgagee shall quietly enjoy and possess the Mortgaged Premises; that the Mortgagor will warrant and defend the title to the Mortgaged Premises against all claims, whether now existing or hereafter arising, not hereinbefore expressly excepted; and that all buildings and improvements now or hereafter located on the Land are, or will be, located entirely within the boundaries of the Land. The covenants of this paragraph shall run with the land, survive foreclosure of this Mortgage and be valid against Mortgagor or those claiming by, under or through Mortgagor, from the date of recording this Mortgage.

       (b) Assignment of Leases and Rents.  Subject to any sale, assignment,
           ------------------------------
     transfer or set over made as a part of any of the Permitted Encumbrances, Mortgagor hereby sells, assigns, transfers and sets over to Mortgagee all leases now or hereafter affecting the Mortgaged Premises and all rents, profits or other income or payments due or to become due (the "Rent Assignment") with respect to the Mortgaged Premises, whether before or after foreclosure or during any redemption period, including the period of deficiency in repayment, during any receivership created hereunder as additional security for the repayment of the Note and all other Liabilities including any other indebtedness and covenants herein contained, and Mortgagor hereby further agrees that Mortgagee shall have the power, pursuant to this Mortgage, irrevocably to manage, control and lease the Mortgaged Premises to the fullest extent permitted by law. Upon the occurrence of an Event of Default, Mortgagee shall have the remedies set forth herein. The covenants of this paragraph shall run with the land, and be valid against Mortgagor or those claiming by, under or through Mortgagor, from the date of recording this Mortgage.

     This Rent Assignment shall continue to be operative during the period of any foreclosure or other action to enforce this Mortgage, during any receivership created hereunder and during the period of redemption including the period of deficiency in the repayment of the amounts secured hereby. Mortgagor acknowledges that this Rent Assignment is given as collateral security only and shall not be construed as obligating Mortgagee to perform any of the covenants or undertakings required to be performed by Mortgagor that are contained in any such assigned leases. In the event of surrender or taking possession of the Mortgaged Premises by Mortgagee upon Mortgagor's default, Mortgagee may collect the rents and income therefrom, rent or lease the Mortgaged Premises or any portion thereof upon such terms and conditions as Mortgagee may deem, in its sole discretion, advisable and apply all proceeds derived therefrom to the payment of principal and interest on the Note or to other costs and expenses relating to the Mortgaged Premises including, but not limited to taxes, insurance premiums, repairs and preservation costs and expenses.

       (c) Other Property.  To secure the prompt performance and repayment of
           --------------
     principal and payment of interest on the Note and all other Liabilities including any other indebtedness and the covenants herein contained, Mortgagor hereby pledges, sells, assigns, transfers and grants to Mortgagee, subject to any Permitted Encumbrances, a first priority security interest in the following items of property:

     (i) all building supplies and materials, equipment (excluding computer equipment and related software), fixtures and furnishings (including, but not limited to, all motors, engines, boilers, elevators, machinery, heating, plumbing, incinerator and lighting apparatus, electrical equipment, heating and air conditioning equipment, water and gas apparatus, pipes, faucets, and all other fixtures of every description, plumbing, communication devices, stoves, refrigerators, carpeting, shades, awnings, screens, storm sashes, blinds and equipment, drapes, furniture, furnishings, maintenance equipment, goods and other personal property) now or hereafter located or intended to be located on the Mortgaged Premises of whatsoever type or nature whether now owned or hereafter acquired by Mortgagor, including all additions, accessions, increases, parts, fittings, accessories, replacements, repairs, betterments and substitutions thereto and proceeds thereof;

     (ii) all inventory, accounts, contract rights, instruments, documents, general intangibles, chattel paper and products and proceeds (including insurance proceeds) thereof arising from or in any way related to the use, occupation or operation of Borrower's business regarding the Mortgaged Premises or lease of inventory or space contained in the Mortgaged Premises or the conduct of Borrower's business related thereto, in all of Borrower's related books, records (whether in binders, computer disc or tape or otherwise) and general intangibles (including but not limited to any license, certificate of occupancy or operation that may be issued to or for the benefit of Borrower, and products or proceeds whether cash or non-cash thereof (including insurance proceeds); and

     (iii) in the case of each of the foregoing, including items whether now owned or hereafter acquired by Mortgagor including but not limited to all additions, accessions, replacements, repairs, and substitutions thereto and proceeds thereof (including insurance and tort claims.)

           Mortgagor hereby covenants and agrees that upon the occurrence of an Event of Default hereunder, Mortgagee may, in addition to any equity, exercise all rights granted to it under the applicable version of the Uniform Commercial Code, or other applicable law. A carbon, photograph or other reproduction of this Mortgage may be filed as a financing statement.

     3.   Security Agreement.  For the purposes of satisfying any requirements
          ------------------
of law regarding this security agreement:

       (a) The names and addresses of the debtor (that is, the Borrower) and the Secured Party are stated on the first page of the Mortgage;

       (b) The name and address of the record owner of the Mortgaged Premises is the same as the Mortgagor;

       (c) This document covers goods which are or are to become fixtures;

       (d) Information concerning the security interest evidenced by this instrument may be obtained from the Secured Party at its address;

       (e) Mortgagor shall execute and if directed by Mortgagee shall file financing statements and do whatever Mortgagee requests to perfect and continue the Mortgagee's interest in the Collateral or the Mortgaged Premises or to otherwise carry out the intent of the Mortgage, all at Mortgagor's expense. No financing statement is now or will be on file in any public office with respect to the Collateral except the Mortgagee's pursuant to this Mortgage. Mortgagee is hereby appointed Mortgagor's attorney-in-fact to do, at Mortgagor's expense, all acts and things that Mortgagee may deem necessary to perfect and continue the security interest created by this Mortgage, and to obtain possession of and protect the Collateral; and

       (f) Mortgagee shall have the right, power and authority in its own name or in the name of Mortgagor to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any of the Liabilities, including obligations or other amounts due or to become due under or with respect to the Mortgaged Premises or other Collateral or arising therefrom, with full power to settle, adjust or compromise any claim as fully as Mortgagor itself could do, and to endorse the name of Mortgagor on all commercial paper given in payment or part payment thereof, and in its discretion to file any claim or take any action or proceeding either in its own name or in the name of Mortgagor or otherwise, which Mortgagee may deem necessary or appropriate to collect any and all sums which may be or become due or payable under the Collateral, or which may be necessary or appropriate to protect and preserve the right, title and interest of Mortgagee in and to such sums or security. The power of attorney hereby created is a power coupled with an interest with full power of substitution.

     4. Covenants.  Mortgagor makes and includes in this Mortgage any covenants
        ---------
or other provisions set forth in Indiana Law, or in any future Law providing for a statutory form of real estate mortgage, and Mortgagor covenants with Mortgagee the following covenants:

       (a) To warrant the title to the Mortgaged Premises and that Mortgagor is lawfully seized of said Mortgaged Premises and other Collateral in fee simple and has good right to convey the same, and the Mortgaged Premises and other Collateral are free from all encumbrances except Permitted Encumbrances.

       (b) To pay the Liabilities when due.

       (c) To pay all taxes and assessments before penalty attaches for nonpayment.

       (d) To maintain insurance as provided in the Agreement.

       (e) To keep the Collateral in good repair and not to commit waste and to comply with the requirements of all applicable laws, ordinances and regulations and private restrictions.

       (f) To perform and observe the terms, conditions, agreements, or covenants set forth in the Agreement.

     5. Additional Covenants and Agreements of Mortgagor.  Mortgagor makes the
        -------------------------------------------------
following additional covenants and agreements with Mortgagee:

       (a) Any award of damages under condemnation or payment in lieu hereof for injury to, or the taking of all or any part of the Collateral is hereby assigned to Mortgagee with authority to apply the proceeds on the Note. All such proceeds shall be applied first to accrued interest, if any, and then to the principal amount outstanding on the Note.

       (b) Any proceeds of any insurance payable by reason of loss or damage to the Collateral is hereby assigned and shall be paid to Mortgagee with authority to apply the proceeds in accordance with the provisions of the Agreement.

       (c) Mortgagor will hold Mortgagee harmless from all costs and expenses incurred in connection with establishing the priority of this Mortgage, and if Mortgagee becomes a party to any mechanic's lien suit or other proceeding relating to the Collateral or to this Mortgage, Mortgagor will reimburse Mortgagee for Mortgagee's reasonable attorneys' fees, costs and expenses in connection with said suit or proceeding.

       (d) Mortgagor will not sell, convey, mortgage, pledge, grant a security interest in or otherwise transfer or encumber all or any part of the Mortgaged Premises or the other Collateral (except for sale or trade-in of obsolete Collateral and replacement with new Collateral of comparable quality or sale of inventory in the ordinary course of business) or any interest therein except as may be expressly permitted (i) under the provisions of the Agreement (including any supplement) or (ii) with the prior written consent of Mortgagee.

       (e) Mortgagor will hold and apply tenants' security deposits, if any, as required by applicable Law. Mortgagor will keep and perform the covenants of lessor under any leases covering the Mortgaged Premises and the covenants of a lessor and a licensor pursuant to applicable Law.

       (f) Other than as disclosed on the list of Permitted Encumbrances, Mortgagor has good title, free from all security interests, liens and other encumbrances, to all fixtures and Collateral and other Collateral mortgaged and secured hereby. Other than as disclosed on the list of Permitted Encumbrances, no other financing statements or mortgages covering the Collateral is on file or recorded in any office.

       (g) Mortgagor has made and will make no assignment (except to Mortgagee) of any leases or rentals from the Collateral.

       (h) Mortgagor will promptly pay when due all charges for utilities or other services to the

           Mortgaged Premises and the other Collateral including, but not limited to, electricity, water, gas, telephone, sanitary sewer and trash and garbage removal, and upon request of Mortgagee, provide evidence of such payment.

       (i) If Mortgagor fails to pay taxes or assessments, charges, prior liens or encumbrances, expense or attorneys' fees as specified herein, the Mortgagee, for itself or its assigns, may pay such taxes, assessments, prior liens, expenses, attorneys' fees, and all interest thereon, or effect such insurance, and sums so paid shall bear interest at the Default Rate from the date of such payment until paid by Mortgagor, shall be an additional lien on the Collateral, and shall be immediately due and payable from the Mortgagor, and repayment thereof shall be secured by this Mortgage.

       (j) Mortgagee shall be entitled to inspect the Collateral at reasonable times during normal business hours and at all times during any emergency.

       (k) The Mortgaged Premises as improved on the date hereof, and shall so long as this Mortgage is in effect, comply with all requirements of laws, requirements of any federal, state, county, city or other governmental authority having jurisdiction over the Mortgagor, the Mortgaged Premises and other Collateral including, but not limited to, any applicable zoning, occupational, safety and health, energy and environmental laws, ordinances and regulations; and the Mortgagor has obtained and will obtain all necessary consents, permits and licenses to construct, occupy and operate the Collateral, for its intended purposes.

     6. Events of Default/Acceleration of Maturity.  Subject to the Event of
        ------------------------------------------
Default provisions of the Agreement regarding notice and the passage of time upon the occurrence of an Event of Default, Mortgagor agrees that at the option of Mortgagee and in addition to Mortgagee's right to accelerate the maturity of the indebtedness secured hereby, the entire remaining principal balance plus accrued interest and all other sums due and payable pursuant to the Loan Documents shall become immediately due and payable in full upon the occurrence of any of the following (each of which is hereby referred to as an "Event of Default"):

       (a) Failure by Borrower to make any payment on the Note when due as provided in the Agreement;

       (b) The default by Mortgagor in the performance of any other covenants or agreements contained herein;

       (c) The occurrence of an Event of Default under the Agreement, any other agreement executed pursuant to the Agreement or the Loan Documents, or any agreement for money borrowed or property leased; or

       (d) The voluntary or involuntary bankruptcy, reorganization, or insolvency of the Mortgagor.

     7. Remedies.  Upon the occurrence of any Event of Default and without
        --------
regard to waste, adequacy of the security or solvency of Mortgagor, Mortgagee may, at its option, have and exercise the following remedies:

       (a) Apply to the Superior or Circuit Court of the county in which the Mortgaged Premises (or a part thereof) is located for the appointment of a receiver under Indiana Law, it being understood and agreed by Mortgagor that Mortgagee shall be entitled to the appointment of a receiver upon a showing that an Event of Default has occurred and is continuing under the terms of this Mortgage. A receiver so appointed shall apply all rents and profits and other income included in the Rent Assignment collected first as provided in accordance with the provision of the Mortgage and applicable law, and thereafter shall apply the rents and profits to the payment of the following items in the order indicated unless otherwise provided in the order, judgment or decree of any such court or as required by law: first, to any expenses related to the collection of such rents and profits, second, to the payment of any other Liabilities then due and payable; third, to the payment of principal and interest on any prior liens or encumbrances; and fourth, to the payment of interest and then principal on the Note;

       (b) Collect all rents and profits from the occupants of the Mortgaged Premises and apply all rents and profits so collected in the same manner as is provided in subparagraph (a) above where the rents are collected pursuant to the appointment of a receiver. In the event Mortgagee exercises its rights under this subparagraph (b), Mortgagee shall not, solely by reason thereof, be deemed to be a mortgagee-in-possession of the Mortgaged Premises;

       (c) Upon the occurrence of any Event of Default, at the option of the Mortgagee, the entire indebtedness evidenced by the Note and all other Liabilities, together with interest thereon at the rate applicable provided in the Note shall, notwithstanding any provision hereof and without demand or prior notice of any kind to the Mortgagor or to any other person, become immediately due and payable;

       (d) The Mortgagor hereby waives all right to the possession, income, and rents of the Collateral from and after the occurrence of any Event of Default, and the Mortgagee is hereby expressly authorized and empowered, at and following any such occurrence, in its sole discretion, to enter into and upon and take possession of the Collateral or any part thereof, to complete any construction in progress thereon at the expense of the Mortgagor, to lease the same, to collect and receive all rents and to apply the same, less the necessary or appropriate expenses of collection thereof, either for the care, operation and preservation of the Collateral or, at the election of the Mortgagee in its sole discretion, to a reduction of such of the Liabilities in such order as the Mortgagee may elect. The Mortgagee, in addition to the rights provided under the Agreement, the Note, and the Loan Documents is also hereby granted full and complete authority to enter upon the Mortgaged Premises, to continue any and all outstanding contracts for the erection and completion of improvements to the Mortgaged Premises and other Collateral, to make and enter into any contracts and obligations wherever necessary in its own name, and to pay and discharge all debts, obligations and liabilities incurred thereby, all at the expense of the Mortgagor. All such expenditures by the Mortgagee shall be Liabilities. Upon the occurrence of any Event of Default, the Mortgagee may also exercise any or all rights or remedies under the

           Agreement, the Note and the other Loan Documents; or

       (e) Upon the occurrence of any Event of Default, the Mortgagee shall also have the right immediately to foreclose this Mortgage. Upon the filing of any complaint for such purpose, the Mortgagor agrees that the court in which such complaint is filed shall, upon application of the Mortgagee or at any time thereafter, either before or after foreclosure sale, and without notice to the Mortgagor, or to any party claiming under the Mortgagor and without regard to the solvency or insolvency at the time of such application of any person then liable for the payment of any of the Liabilities, without regard to the then value of the Mortgaged Premises or other Collateral or whether the same shall be occupied, in whole or in part, as a homestead, by the owner of the equity of redemption, and without regarding any bond from the complainant in such proceedings, appoint a receiver for the benefit of the Mortgagee, with power to take possession, charge, and control of the Collateral, to lease the same, to realize on the Collateral, to keep the buildings thereon insured and in good repair, and to collect all rents during the pendency of such foreclosure suit, and, in case of foreclosure sale and a deficiency, during any period of redemption. The court may, from time to time, authorize said receiver to apply the net amounts remaining in the hands of the receiver, after deducting reasonable compensation for the receiver and its counsel as allowed by the court, in payment (in whole or in part) of any or all of the Liabilities, including but not limited to the following, in such order of application as the Mortgagee may elect:

          (i) amounts due under the Note, this Mortgage, the Agreement, or the other Loan Documents;

          (ii) amounts due upon any decree entered in any suit foreclosing this Mortgage;

          (iii) costs and expenses of litigation and foreclosure upon the Collateral;

          (iv) insurance premiums, repairs, taxes, special assessments, water charges and interest, penalties and costs, in connection with the Collateral;

          (v) any other lien or charge upon the Collateral that may be or become superior to the lien of this Mortgage, or of any decree foreclosing the same; and

          (vi) all monies advanced by the Mortgagee to cure or attempt to cure any default by the Mortgagor in the performance of any obligation or condition contained in this Mortgage, the Agreement, the other Loan Documents, the Note or otherwise, to protect the security hereof provided herein, or in the Agreement or the other Loan Documents, with interest on such advances at the Default Rate.

          The surplus proceeds of sale or other disposition, if any, shall then be paid to the Mortgagor or upon reasonable request to any other person entitled thereto. This Mortgage may be foreclosed once against all, or successively against any portion or portions of the Mortgaged Premises or other Collateral, as the Mortgagee may elect, until all of the items of Collateral have been foreclosed against and sold or otherwise disposed of. As part of the foreclosure, Mortgagee in its discretion may, with or without entry, personally or by the attorney, sell or otherwise dispose of to the highest bidder all or any part of the Collateral, and all right, title, interest, claim and demand therein, and the right of redemption thereof, as an entirety, or in separate lots, as Mortgagee may elect, and in one sale or disposition or in any number of separate sales or dispositions held at one time or at any number of times, all in any manner upon such notice as provided by applicable law. Upon the completion of any such sale or sales or other disposition, Mortgagee shall transfer and deliver or cause to be transferred and delivered, to the purchaser or purchasers the property so sold or otherwise disposed of, in the manner and form as provided by applicable law, and Mortgagee is hereby irrevocably appointed the true and lawful attorney-in-fact of Mortgagor, in its name and stead, to make all necessary transfers of property thus sold or otherwise disposed of, and for that purpose Mortgagee may execute and deliver, for and in the name of Mortgagor, all necessary instruments of assignment and transfer, Mortgagor hereby ratifying and confirming all that said attorney-in-fact shall lawfully do by virtue hereof. In the case of any sale or other disposition of the Mortgaged Premises or other Collateral pursuant to any judgment or decree of any court at public auction or otherwise, Mortgagee may become the purchaser, and for the purposes of making settlement for or payment of the purchase or acquisition price, shall be entitled to deliver over and use the Note and any obligations thereunder in order that there may be credited as paid on the purchase or acquisition price the amount of those liabilities and obligations. In case of any foreclosure of this Mortgage (or the commencement of or preparation therefor) in any court, all expenses of every kind paid or incurred by the Mortgagee for the enforcement, protection or collection of this security, including without limitation repossessing, insuring, holding, repair and subsequent sale, lease or other disposition, court costs, attorneys' fees, stenographers' fees, costs of advertising, and costs of abstracts of title, tax histories or title insurance policies and any other documentary evidence of title, shall be paid by the Mortgagor and may be reimbursed or satisfied from the proceeds derived from the disposition of the Collateral. In the event of foreclosure the abstracts of title or title insurance shall become the property of Mortgagee.

          Mortgagor further understands that upon the occurrence of an Event of Default the Mortgagee may take possession of the personal property included in the Collateral including but not limited to Collateral located on the Mortgaged Premises and dispose of the same by sale or otherwise in one or more parcels provided that at least ten days' prior notice of the time and place of a public sale or the time after which any private sale or other intended disposition is to be made is given to the Mortgagor, all as provided for by the Indiana Uniform Commercial Code, as the same may hereafter be amended, or by any law or statute hereafter enacted in substitution thereof. Mortgagee may by notice require Mortgagor to assemble the personal property included in the Collateral and make it available to Mortgagee at a place to be designated by the Mortgagee which is reasonably convenient to Mortgagor and Mortgagee. Mortgagor agrees that for such purposes the Mortgaged Premises is such a place.

          Except as expressly stated herein, Mortgagor hereby relinquishes, waives and gives up its rights, if any, to notice before sale of the personal property included in the Collateral, and expressly consents and agrees that such Collateral may be disposed of pursuant to the Uniform Commercial Code. Each right, power or remedy herein conferred upon the Mortgagee is cumulative, non-exclusive and in addition to every other right, power or remedy, express or implied, now or hereafter arising, available to Mortgagee, at law or in equity, or under any other agreement, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by the Mortgagee and shall not be a waiver of the right to exercise at any time thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, power or remedy arising hereunder or arising otherwise shall impair any such right, power or remedy or the right of the Mortgagee to resort thereto at a later date or be construed to be a waiver of any default or event of default under this Mortgage, the Security Agreement, the Agreement or the Note. The Mortgagor waives to the full extent lawfully allowed the benefit of any homestead, appraisement, evaluation, stay and extension laws now or herein in force. Mortgagor waives any rights available with respect to marshalling of assets so as to require the separate sales of any portion of the Collateral, or as to require the Mortgagee to exhaust its remedies against a specific portion of the Collateral before proceeding against the other and does hereby expressly consent to and authorize the sale or other disposition of the Collateral or any part thereof as a single unit or parcel or as separate parcels. Mortgagee shall have the right to dispose of all or any of the Collateral at public or private sale, including a public auction on the Land, to the extent permitted by Indiana law or where the Collateral is kept pursuant to the terms of this Mortgage.

       IN THE EVENT THE MORTGAGEE EXERCISES ITS RIGHTS UNDER THE RENT ASSIGNMENT, THE MORTGAGOR HEREBY WAIVES ANY RIGHT TO ANY NOTICE OTHER THAN THAT PROVIDED FOR SPECIFICALLY BY STATUTE, OR TO ANY JUDICIAL HEARING PRIOR TO SUCH SALE OR OTHER EXERCISE OF RIGHTS.

     8. Hazardous Materials.  Mortgagor covenants, represents and warrants to
        -------------------
Mortgagee, its participants, successors and assigns, that the Mortgaged Premises and the other Collateral and its existing and, other than as expressly provided below, prior use comply with and have at all times, except as so provided below, complied with, and Mortgagor is not in violation of, has not violated and will not violate, in connection with the ownership, use, maintenance or operation of the Mortgaged Premises and the other Collateral and the conduct of the business related thereto, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authorities relating to environmental matters (being herein collectively referred to as the "Environmental Laws"), and further covenants, represents and warrants that:

       (a) the Mortgaged Premises and other Collateral are in full compliance with the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Resource Conservation and Recovery Act of 1976, and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, and the Toxic Substances Control Act (including any amendments or extensions thereof and any rules, regulations, standards or guidelines issued pursuant to any of said Environmental
           Laws);

       (b) each of Mortgagor, its agents, employees and independent contractors,
           (i) has and will operate the Mortgaged Premises and the other Collateral and has and at all times will receive, handle, use, store, treat, transport and dispose of all petroleum products and all other toxic, dangerous or hazardous chemicals, materials, substances, pollutants and wastes, and any chemical, material or substance exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority or which even if not so prohibited, limited or regulated, may or could pose a hazard to the health and safety of the occupants of the Mortgaged Premises or the occupants and/or owners of property near the Mortgaged Premises (all the foregoing being herein collectively referred to as "Hazardous Materials") in strict compliance with all applicable environmental, health or safety statutes, ordinances, orders, rules, standards, regulations or requirements and other Environmental Laws and (ii) subject to the provisions of the preceding clause (i), has removed, except as disclosed in a written report furnished to Mortgagee within thirty (30) days prior to the date hereof ("disclosure document"), and will remove, from the Mortgaged Premises all Hazardous Materials;

       (c) there are no existing or pending statutes, orders, standards, rules or regulations relating to environmental matters requiring any remedial actions or other work, repairs, construction or capital expenditures with respect to the Mortgaged Premises or other Collateral, nor has Mortgagor received any notice of any of the same;

       (d) except as stated in the disclosure document, no Hazardous Materials have been or will be released into the environment, or have been or will be deposited, spilled, discharged, placed or disposed of at, on or near the Mortgaged Premises, nor has or will the Mortgaged Premises or other Collateral be used at any time by any person as a landfill or a disposal site for Hazardous Materials or for garbage, waste or refuse of any kind;

       (e) there are no electrical transformers or other equipment containing dielectric fluid containing polychlorinated biphenyls located in, on or under the Mortgaged Premises, nor, except as stated in the disclosure document, is there any friable asbestos contained in, on or under the Mortgaged Premises, nor will Mortgagor permit the installation of same;

       (f) there are no locations off the Mortgaged Premises where Hazardous Materials generated by or on the Mortgaged Premises have been treated, stored, deposited or disposed of;

       (g) there is no fact pertaining to the physical condition of either the Mortgaged Premises or other Collateral or the area surrounding the Mortgaged Premises (i) which Mortgagor has not disclosed to Mortgagee in writing prior to the date of this Mortgage, and (ii) which materially adversely affects or will materially adversely affect the Mortgaged Premises or other Collateral or the use or enjoyment or the value thereof, or Mortgagor's ability to perform the transactions contemplated by this Mortgage;

       (h) the mortgaging of the Mortgaged Premises or transfer of a security interest in the other Collateral by Mortgagor to Mortgagee does not require notice to or the prior approval, consent or permission of any federal, state or local governmental agency, body, board of official;

       (i) no notices of any violation of any of the matters referred to in the foregoing sections relating to the Mortgaged Premises or other Collateral or its use have been received by Mortgagor and there are no writs, injunctions, decrees, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the ownership, use, maintenance or operation of the Mortgaged Premises or other Collateral, nor is there any basis for any such lawsuit, claim, proceeding or investigation being instituted or filed;

       (j) the Mortgaged Premises is not listed in the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites nor any other log, list, schedule, inventory or record of Hazardous Material or Hazardous Waste sites whether maintained by the United States, any state or local governmental unit; and

       (k) the Collateral is in full compliance with all other applicable environmental standards or requirements.

The Mortgagor agrees to indemnify and reimburse the Mortgagee, its participants, successors and assigns, for any breach of these representations and warranties, and from any loss, damage, expense or cost arising out of or incurred by Mortgagee which is the result of a breach of, misstatement of or misrepresentation of the above covenants, representations and warranties, or for any loss, damage, expense or cost sustained as a result of there being located on, in or under on the Mortgaged Premises or other Collateral any Hazardous Materials or dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, together with all attorneys' fees incurred in connection with the defense of any action against the Mortgagee arising out of the above. These covenants, representations, warranties and indemnities shall be deemed continuing covenants, representations, warranties and indemnities running with the land for, and inuring to, the benefit of the Mortgagee, and any participants, successors and assigns of the Mortgagee including any purchaser at a mortgage foreclosure sale, and transfer of the title of the Mortgagee or any subsequent purchase at a foreclosure sale or other disposition, and any subsequent owner of the Mortgaged Premises or other Collateral claiming through or under the title of Mortgagee and shall survive any foreclosure of this Mortgage and any acquisition of title of Mortgagee. The amount of all such indemnified loss, damage, expense or cost, shall bear interest thereon at the Default Rate and shall become additional indebtedness secured hereby and shall become immediately due and payable in full on demand of the Mortgagee, its participants, successors and assigns.

     9. Miscellaneous.  This Mortgage shall be effective as a fixture filing in
        -------------
accordance with, the Indiana version of the Uniform Commercial Code. This Mortgage shall be governed by and construed in accordance with the laws of the State of Indiana and shall inure to the benefit of Mortgagee, its participants, successors and assigns. Whenever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or unenforceable or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition, unenforceability or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage. The captions and headings of the various sections of this Mortgage are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable. Any notice which any party hereto may desire or may be required to give to any other party shall be in writing and the mailing thereof by certified mail to their respective addresses as set forth herein, or to such other places any party hereto may hereafter by notice in writing designate, shall constitute service of notice hereunder. The liability of each party named as a Mortgagor under this Mortgage shall be joint and several.

The provisions of the Agreement shall supplement the provisions of this Mortgage and in the event of any conflict the provisions of the Agreement shall control. Unless defined herein capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the Mortgagor, or its authorized representative, has executed this Mortgage the day, month and year first appearing above.


"Mortgagor"


Jameson Inns, Inc.



By:
    --------------------------------------
     Craig R. Kitchin, President

STATE OF INDIANA       )
                       )ss:
COUNTY OF ___________  )

     Personally appeared before me, the undersigned, a Notary Public in and for said County and State, Craig R. Kitchin known to me to be the President of Jameson Inns, Inc., a Georgia Corporation, the Mortgagor above, and for and on behalf of Jameson Inns, Inc., acknowledged the execution of the above and foregoing Mortgage, Assignment of Rents, Security Agreement and Financing Statement.

     IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal this ___ day of September, 2000.

                                         My Commission Expires:
----------------------------                                    --------------
       Notary Public

                                         County of Residence:
----------------------------                                  ----------------
    (Printed Signature)

This instrument was prepared by:
James H. Porter
for:
Geneva Leasing Associates, Inc.
One West Illinois Street, Suite 230
St. Charles, IL 60174

                                   Exhibit A
               Mortgage, Assignment of Rents, Security Agreement
                            and Financing Statement
                                    between
                        Jameson Inns, Inc.("Mortgagor")
                                      and
                 Geneva Leasing Associates, Inc. ("Mortgagee")

                               Legal Description

Parcel I

Part of Lot Number 5 and all of Lot Number 6, except that part taken for right-of-way purposes for Indiana State Highway #3, in Kahn's Suburban Addition to the City of Fort Wayne, Indiana (Plat Book 16, page 186), lying in the Southeast quarter of Section 15, Township 31 North, Range 12 East, more particularly described as follows, to-wit:

BEGINNING at the Southwest corner of said Lot Number 5; thence North 02 degrees 33 minutes West (North 02 degrees 36 minutes West - Deed) on and along the West lines of said Lots Numbered 5 and 6, a distance of 318.91 feet (319.1 feet -
Deed) to the Northwest corner of said Lot Numbered 6; thence North 88 degrees 35 minutes East (North 88 degrees 40 minutes East - Deed), on and along the North line of said Lot Number 6, a distance of 388.03 feet (388.1 feet - Deed) to the West right-of-way line of Indiana State Highway #3; thence Southeasterly on and along said West right-of-way line, along a regular curve to the left with a radius of 2,939.79 feet, an arc distance of 59.30 feet (59.58 - Deed)[the chord of which bears South 13 degrees 20 minutes East (South 13 degrees 19 minutes East - Deed) for a length of 59.30 feet (59.58 feet - Deed)]; thence South 12 degrees 27 minutes East (South 12 degrees 26 minutes East -Deed) on and along said right-of-way line 103.29 feet (102.82 feet - Deed); thence Southeasterly, continuing on said West right-of-way, along a regular curve to the left with a radius of 2, 944.79 feet, and arc distance of 108.28 feet (108.57feet - Deed)[the chord of which bears South 18 degrees 27 minutes East (South 16 degrees 39 minutes East - Deed) for a length of 108.27 feet (108.56 feet - Deed)]; thence South 88 degrees 48 minutes West (South 89 degrees 17 minutes West - Deed) 285.30 feet; thence South 41 degrees 18 minutes West, 52.60 feet; thence South 02 degrees 37 minutes East, 20.00 feet to the South line of said Lot number 5; thence South 89 degrees 20 minutes West (South 89 degrees 17 minutes West -Deed) on and along said North line, 124.90 feet (125.0 feet -
Deed) to the Point of Beginning.

Parcel II

An Easement for the purpose of ingress and egress for the benefit of Parcel I as created by Warranty Deed dated November 30, 1973 and recorded December 13, 1973 as Document Number 73-30302 over and across the East 25 feet of the West 280 feet of Lot Number 4, and the East 25 feet of ;the West 280 feet of the South 60 feet of Lot Number 5 in said Kahn's suburban Addition.

                                   Exhibit A
               Mortgage, Assignment of Rents, Security Agreement
                          Legal Description Continued

Parcel III

A non-exclusive easement for sign and parking as set out in Agreement recorded November 18, 1989 as Document Number 89-044289.

Parcel IV

An easement for drainage created in Agreement recorded December 1, 1988 as Document Number 88-49302.

                                   Exhibit B
               Mortgage, Assignment of Rents, Security Agreement
                            and Financing Statement
                                   between
                        Jameson Inns, Inc. ("Mortgagor)
                                      and
                 Geneva Leasing Associates, Inc. ("Mortgagee")


Permitted Encumbrances

1. Real estate taxes assesses for the year 1999 due and payable, taxes for the year 2000 are a lien but not yet due and payable and subsequent years, which are not a lien.

2. Rights of public, the State of Indiana, and the municipality, in and to that part of the land, if any taken or used for Indiana State Highway #3, including utility rights of way.

3.   Easements, conditions, reservations and restrictions of record.

4. Terms and conditions of Memorandum of Lease dated September 27, 2000 entered into among Jameson Inns, Inc., as Landlord and Jameson Hospitality, LLC as Tenant, recorded as Instrument No. ______________.

                                      NOTE



$2,825,000.00                                           September 27, 2000


     FOR VALUE RECEIVED:

                               Jameson Inns Inc.
                             A Georgia Corporation
                       8 Perimeter Center East Suite 8050
                             Atlanta, Georgia 30346

("Maker"), unconditionally promises to pay to the order of Geneva Leasing Associates, Inc., an Illinois corporation, its participants, successors and assigns ("Lender") having its principal offices at One West Illinois Street, Suite 230, St. Charles, IL 60174, at its principal offices, or to such other person or at such other place as the holder of this Note ("Note") shall from time to time designate, the principal amount of:

       Two Million Eight Hundred Twenty Five Thousand and 00/100 Dollars
                                ($2,825,000.00)

or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Maker pursuant to that certain Loan Agreement (the "Agreement"), incorporated herein by the reference, entered into as of even date herewith, together with interest on the principal balance from time to time remaining unpaid, at the rate per annum of 9.53% (the "Interest Rate"). Interest will be computed on the basis of a year of 360 days, which shall consist of twelve thirty day periods. The principal of and interest on this Note is due and payable in monthly installments commencing on the same day (as the day indicated above) of the following month (or next business day if such day is a Saturday, Sunday or holiday for the Lender) and of each month thereafter and in an amount equal to the amount set forth on the attached Loan Amortization Schedule.

     The Interest Rate shall be adjusted on each thirty six (36) month anniversary date throughout the term. The adjusted rate shall be based on the average three-year (3 year) treasury constant maturities rate for the week prior to such anniversary date, as set forth in the Federal Reserve statistical release H.15 or its successor plus 350 basis points. Notwithstanding the foregoing, the Interest Rate, as adjusted, in no event shall be lower than 9.00% per annum throughout the term.

     This Note is for a term of one hundred eight (108) months beginning on the date first appearing above. If not paid earlier, any unpaid amounts shall be due and payable on the last day of the term. The repayment of principal and interest shall be amortized over a two hundred forty (240) month period. At the time any reamortization of payments occurs, the amortization period shall be two hundred forty (240) months minus the number of months between the date first appearing above and the date the revised amortization schedule is to take effect. Lender is authorized consistent with the provisions set forth above to revise the Amortization Schedule and Maker agrees to be bound by the payment amounts and other terms. Maker acknowledges that the Amortization Schedule will be revised when (i) future advances occur; (ii) upon the discovery of a mathematical error; (iii) Lender applies a principal prepayment made on account of a casualty loss; (iv) any adjustment in the Interest Rate occurs; or (v) upon prepayment of principal as permitted below.

     In the event that the index referred to above shall cease to be available, the Lender will select a reasonably equivalent substitute index which is based on substantially comparable information, and will calculate and adjust the rate of interest hereunder in the same manner as above provided. In each case the Interest Rate shall equal the substituted index plus the applicable percentage or basis points. The Lender will notify the Maker of any substituted index so selected.

     Upon receipt of the scheduled monthly payments specified in this Note such amount shall be applied first to the payment of interest and the second to, the reduction of principal.

Maker shall have the right to prepay this Note at any time, upon payment of the following premium, payable in addition to accrued interest and the unpaid principal amount that Maker intends to prepay (the "Principal Prepayment"), which premium shall be the premium amount (expressed as a percentage of the Principal Prepayment) set forth opposite the monthly period during which such prepayment is made:

             Monthly Period                Premium
             --------------                -------

                 1 - 36                      2.0%
                37 - 72                      1.0%
                73 - 108                     0.0%

The Loan Amortization Schedule shall be revised to reflect such principal payment upon the next scheduled occurrence of an Interest Rate adjustment. Any prepayment shall be in a minimum amount which is the lesser of the unpaid principal or $25,000 or whole number multiples thereof and shall not be made more frequently than every twelve months.

     Upon the occurrence of an Event of Default, the maturity date of any outstanding principal owing under this Note may be accelerated and together with accrued interest be declared immediately due and payable. Maker shall be obligated for all costs of collection and reasonable attorneys' fees incurred by the holder in the protection of any security for this Note or the collection of indebtedness evidenced hereby, all without relief from valuation or appraisement laws. Upon the occurrence of an Event of Default such amounts, costs and fees
shall accrue interest at the Default Rate.   The Default Rate shall be equal to
the sum of (i) the Interest Rate and (ii) two percent (2%).

     If any installment is not received within five (5) days after the date such installment is due, Maker shall pay a late payment charge of five percent (5%) of the amount of any such installment or the maximum amount permitted by law, whichever is less.

     Notwithstanding anything to the contrary appearing herein, any rate of interest specified or described herein shall be limited by and shall not exceed the maximum per annum rate allowed by applicable law with respect to business purpose transactions involving entities of the same type as

Borrower, and if under any circumstance the holder of this Note should receive as interest an amount which would exceed the highest lawful rate allowable under applicable law, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal amount due under this Note and not to the payment of interest, or if such excess interest exceeds the unpaid amount, the excess shall be refunded to Borrower.

     This Note is given to evidence a loan made to Maker by Lender pursuant to the provisions of the Agreement. This Note is referred to in and is entitled to the benefits and further security described in the Loan Documents. Reference is made to the Agreement as to provisions for acceleration or any prepayment rights and requirements.

     This Note is negotiable and is payable in immediately available funds. Presentment, notice of intent to accelerate, notice of acceleration, notice of dishonor, demand, protest and diligence in collection and bringing suit are hereby severally waived by Maker and each endorser, surety or guarantor, all of whom further hereby severally consent that the time for the payment of this Note, or of any installment of principal or interest hereunder, may be extended from time to time without notice to any of them. No waiver of any default or failure or delay to exercise any right or remedy by the holder of this Note shall operate as a waiver of any other default or of the same default in the future or as a waiver of any right or remedy with respect to the same or any other occurrence.

     The repayment of this Note is secured by collateral and rights thereof as set forth in the Agreement.

     The liability of each party named as a Maker under the Note shall be joint and several.

     This Note shall be construed in accordance with and governed by the internal law of the state of Indiana.

     Unless defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Agreement. The provisions of the Agreement shall supplement the provisions of this Note.

     IN WITNESS WHEREOF, the undersigned or its authorized representative has caused this Note to be executed on the day, month and in the year first above written.

"Maker"


Jameson Inns, Inc.


By:
    ----------------------------
     Craig R. Kitchin, President